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                                                                    EXHIBIT 10.4
FRONT

                                    CONTINUUS
                              SOFTWARE CORPORATION

                             INCENTIVE STOCK OPTION

Number of Shares                                                Date of Grant

Price per Share                                                 Expiration Date

This certifies that __________________________________ ("Optionee") has been granted an incentive stock option (the "Option") to purchase the Number of Shares (the "Shares") of Common Stock of Continuus Software Corporation (the "Company") for the price per Share on or before the Expiration Date, all as set forth above, on the terms set forth on the back of this certificate. The Option shall become exercisable in accordance with the Vesting Schedule set forth in Paragraph 2 on the back of this certificate.

Name of Optionee
Address

Social Security/National Identity No.

                 WITNESS the signatures of the Optionee and the
                              Company's duly authorized officer.

                         CONTINUUS SOFTWARE CORPORATION
                                  INCORPORATED
                                 CORPORATE SEAL
                                  JAN. 12, 1984
                                   CALIFORNIA

                                                CONTINUUS SOFTWARE CORPORATION

                  [SIG]                                        [SIG]
Signature of Optionee                                  By:
                                                            President

BACK

1. Grant of Option Under Plan. The option is a "incentive stock option" under
Section 422 of the Internal Revenue Code of 1986, as amended, which has been granted to Optionee under, and subject to all of the terms and conditions of, the Company's Employee Stock Option Plan (the "Plan"). A copy of the Plan is available to the Optionee on request to the Secretary of the Company.
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2. Vesting Schedule. The Option shall become exercisable as to 25% of the Number of Shares on the Date of Grant and as to 6.25% percent of the Number of Shares upon the completion of each three month period thereafter so that the Option shall be fully exercisable on the third anniversary of the Date of Grant, all as set forth on the face of this certificate if Optionee is still employed by the Company or one of its subsidiaries on such anniversary. Upon termination of the Optionee's employment with the Company (regardless of the cause), all vesting of the Option shall cease and the Option shall only be exercisable for the number of shares for which the Option could be exercised on the date of such termination.

3. Term of Option. The Option shall terminate on, and shall not be exercisable after, expiration at the earliest of (a) ten years after the Date of Grant set forth on the face of this certificate, (b) three months after Optionee's employment with the Company and its subsidiaries terminates, if such termination is for any reason other than permanent disability or death, or (c) one year after Optionee's employment with the Company and its subsidiaries terminates, if such termination is a result of death or permanent disability (as defined in the Plan), or if such termination is for any reason other than permanent disability or death and Optionee dies within three months after termination of employment.

4. Exercise of Option. Optionee shall exercise the Option by delivering to the Company written notice of election to exercise specifying the number of Shares with respect to which the Option is being exercised and payment in full of the purchase price of such Shares by check or other form of payment acceptable to the Company. Thereafter, the Company will deliver to the Optionee a certificate for the purchase Shares registered in the name of Optionee. The Company shall not be required to issue fractional shares upon exercise of the Option.

5. Recapitalization or Reorganization. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Option and the purchase price of such shares in the event of a stock dividend (but only on common stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company. In the event of a liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised portion of the Option shall be deemed canceled unless the surviving corporation elects to assume the Option or issue a substitute Option in place thereof; provided, however, that, if the option otherwise would be canceled as aforesaid, Optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to exercise the Option in whole or in part without regard to the installment exercise provisions or restrictions on exercise set forth in Paragraph 2 above. Any such adjustment shall be made as provided in the Plan.

6. Transferability of Option. The Option may not be transferred in whole or in part except by will or the laws of descent and distribution and may not be exercised during Optionee's life by anyone other than Optionee. In the event of the death of Optionee before termination of the Option, the Option, to the extent exercisable by Optionee on the date of death, may be exercised by Optionee's personal representatives, heirs, or legatees subject to Paragraph 3 above.
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7. Investment Representation. Optionee represents and warrants to the Company that Optionee is acquiring the Option and the Shares subject thereto for Optionee's own account for investment and not with a view to or for sale in connection with any distribution thereof. Optionee agrees that the Company may restrict transfer of Shares and place transfer restriction legends on certificates evidencing Shares issued upon exercise of the Option if the Company, in its discretion, determines that such restrictions and legends are advisable under federal or state securities laws.

8. Miscellaneous. This Option contains the entire understanding between the Company and Optionee with respect to the Option and supersedes all prior written or oral agreements between Optionee and the Company with respect thereto. The Option shall be governed by and construed in accordance with the laws of California. All disputes concerning the Option shall be subject to expedited and binding arbitration outside of the American Arbitration Association before an attorney or expert who is knowledgeable and experienced in the computer hardware and software field and who is selected by mutual agreement of the Company and Optionee as provided in the Plan. Administration, interpretation and construction of the Option shall be determined by the board of directors of the Company or a committee appointed by the board of directors, as provided in the plan.